EXHIBIT 99.1

GEOGLOBAL RECEIVES NOTICE OF NON-COMPLIANCE FROM NYSE MKT

Calgary, Alberta, Canada, December 4, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE MKT: GGR) today announced that on November 30, 2012, GeoGlobal was notified by NYSE MKT LLC (the “Exchange”) that the Company was not in compliance with two of the continued listing standards as set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”).

Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

The notice is based on a review by the Exchange of information that the Company has publicly disclosed, including information contained in the Company’s Form 10-Q for the period ended September 30, 2012, which disclosed the financial status of the Company at that time.

Over the last 30 trading days, the price per share of the common stock of GeoGlobal has averaged $0.11 per share and as of November 29, 2012, it closed at $0.08 per share.  Therefore, pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing is predicated either on an increase in the price per share of GeoGlobal common stock or on it effecting a reverse stock split of its common stock within a reasonable period of time and no later than June 28, 2013.

In order to maintain the listing of its common stock on the Exchange, the Company must submit a plan of compliance (the “Plan”) to the Exchange by December 31, 2012 addressing how it intends to regain compliance with the continued listing standards by March 29, 2013.

The Company is currently in the process of preparing the Plan for submission to the Exchange.  If the Company does not submit the Plan to the Exchange or if the Plan is not accepted by the Exchange, the Company will be subject to delisting proceedings.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995.

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption "Risk Factors" in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GEOGLOBAL RESOURCES INC.	THE EQUICOM GROUP
www.geoglobal.com	Nick Hurst
Phone: +1-403-777-9250	Phone: +1-403-218-2835
Email: info@geoglobal.com	Email: nhurst@tmxequicom.com